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                                                                     Exhibit 4.1

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This certificate is              Engage, Inc.                    CUSIP 292827102
transferable in                  Incorporated under the
Boston, MA or                    laws of the State of
New York, NY                     Delaware
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     ENGAGE, INC. transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued under and shall be held subject to the laws of the State of Delaware and the provisions of this Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, as amended from time to time, to which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

-----------------------                                -------------------------
Chief Financial Officer   [Seal of Corporation Here]         President and
and Treasurer                                               Chief Executive
                                                                Officer



                                  ENGAGE, INC.


     The Corporation is authorized to issue more than one class of stock. Upon written request, made by the holder of this Certificate, the Corporation will furnish to such holder without charge a copy of the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class authorized to be issued, as set forth in the Second Amended and Restated Certificate of Incorporation, as amended from time to time.

     For value received, __________________ hereby sell, assign and transfer unto _________________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.


Dated: __________________


_____________________________________________________________________
     Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.


     Signature(s)


     Guaranteed: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.